Exhibit 4.2

EXECUTION VERSION

REDWOOD TRUST, INC.

as Issuer

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

Third Supplemental Indenture

Dated as of June 25, 2018

to

Indenture dated as of March 6, 2013

5.625% Convertible Senior Notes due 2024

- i -

Signatures

Schedule A

Exhibit A

- ii -

THIRD SUPPLEMENTAL INDENTURE, dated as of June 25, 2018 (“Third Supplemental Indenture”), to the Indenture, dated as of March 6, 2013 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by this Third Supplemental Indenture, the “Indenture”), by and among REDWOOD TRUST, INC., a Maryland corporation (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “5.625% Convertible Senior Notes due 2024” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

CERTAIN DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture.

As used herein, the following terms have the specified meanings:

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders that may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing.

“Additional Interest” has the meaning specified in Section 7.02(a).

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Third Supplemental Indenture.

“Additional Shares” has the meaning specified in Section 5.07(a).

“Applicable Procedures” with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or any day on which banking institutions are authorized or required by law or executive order to close or to be closed in the City of New York; provided, however, that solely for purposes of determining the dates on which payments are due on the Notes, a day on which banking institutions in the applicable place of payment are authorized or required by law or executive order to close will be deemed not to be a Business Day.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Close of Business” means 5:00 p.m. New York City time.

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means, subject to Section 5.05, the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Third Supplemental Indenture.

“Common Stock Change Event” has the meaning specified in Section 5.05.

“Company”, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, has the meaning specified in the first paragraph of this Third Supplemental Indenture, and subject to the provisions of Article VIII, shall include its successors and assigns.

“Conversion Agent” has the meaning specified in Section 2.04.

“Conversion Date” has the meaning specified in Section 5.02(b).

“Conversion Notice” has the meaning specified in Section 5.02(a).

“Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.

“Conversion Rate” means initially 54.7645 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

The term “corporation” means a corporation, association, company, joint-stock company or business trust.

“Deferral Exception” means any deferral of an adjustment to the Conversion Rate pursuant to the second sentence of Section 5.04(j).

“Depositary,” notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, has the meaning specified in Section 2.03(b).

“Dividend Threshold Amount” has the meaning specified in Section 5.04(d).

“DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

“Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.

“Event of Default” has the meaning specified in Section 7.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Expiration Date” has the meaning specified in Section 5.04(e).

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise becomes aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Company’s Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) the Company’s stockholders approve any plan or proposal for its liquidation or dissolution; or

(4) the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a Fundamental Change, however, if (x) at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock or common equity interests listed or quoted (or depositary receipts representing shares of common stock, which depositary receipts are listed or quoted) on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market or (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions; and (y) as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, pursuant to this Indenture.

“Fundamental Change Expiration Time” has the meaning specified in Section 4.01(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(b).

“Global Note” means a Note that is a Global Security.

“Initial Notes” means the Notes issued pursuant to the Underwriting Agreement.

“Interest Payment Date” means each January 15 and July 15 of each year, beginning January 15, 2019 (or such other date as may be set forth in the certificate representing the applicable Note).

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) per share on that date as reported in composite transactions on principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or another similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock will be the average of the midpoint of the last bid and ask prices for shares of the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose, which may include one or more of the Underwriters.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions or exclusions under the definition of Fundamental Change, but without regard to the proviso in clause (2) of the definition of Fundamental Change.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Note” and “Notes” have the meaning specified in the Recitals and include the Initial Notes and any Additional Notes. The Initial Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture. The term “Note” in this Indenture shall refer to each $1,000 principal amount of Notes.

“Open of Business” means 9:00 a.m. New York City time.

“Ownership Limitation” means the limitation on beneficial ownership of shares of the Common Stock, in number of shares or value, of the outstanding shares of Common Stock contained in the Company’s charter, as amended.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” has the meaning specified in Section 6.01.

“Redemption Price” has the meaning specified in Section 6.01.

“Reference Property” has the meaning specified in Section 5.05.

“Reference Property Unit” has the meaning specified in Section 5.05.

“Regular Record Date” has the meaning specified in Section 3.01(b).

“Reporting Event of Default” has the meaning specified in Section 7.02(a).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Note, or any successor thereto.

“Shoe Option” means the Underwriters’ option, pursuant to the Underwriting Agreement, to purchase up to an additional $30,000,000 principal amount of Notes.

“Significant Subsidiaries” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided, that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.

“Spin-Off” has the meaning specified in Section 5.04(c).

“Stated Maturity” means, with respect to the Notes, July 15, 2024.

“Stock Price” has the meaning specified in Section 5.07(b).

“Tender/Exchange Offer Valuation Period” has the meaning specified in Section 5.04(e).

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs on a U.S. national securities exchange and (ii) there is no Market Disruption Event. If the Common Stock is not so traded, “Trading Day” means a Business Day.

“Underwriters” means the underwriters listed in Schedule 1 to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated June 20, 2018, between the Company and, as representatives of the several Underwriters, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

“Valuation Period” has the meaning specified in Section 5.04(c).

Section 1.02 Conflicts With Base Indenture. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Third Supplemental Indenture shall control.

Section 1.03 Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Third Supplemental Indenture unless otherwise specified.

Section 1.04 References to Interest. As used in this Third Supplemental Indenture and the Notes, references to interest on the Notes will be deemed to include Additional Interest, if any, unless otherwise stated or the context requires otherwise.

ARTICLE II.

THE NOTES

Section 2.01 Designation and Terms of Notes. There is hereby created and designated a series of Securities under the Base Indenture: the title of the Notes shall be “5.625% Convertible Senior Notes due 2024.” The changes, modifications and supplements to the Base Indenture effected by this Third Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

The aggregate principal amount of the Notes that initially may be authenticated and delivered under this Third Supplemental Indenture shall be limited to $200,000,000 (or up to $230,000,000 if the Underwriters exercise the Shoe Option), subject to increase as set forth in Section 2.06.

The Notes shall mature on the Stated Maturity.

Principal and interest on Global Notes shall be payable in the manner set forth in Section 3.01.

The Notes shall be convertible as provided in Article V.

Section 2.02 Denominations. The Notes shall be issuable only in fully registered form without interest coupons and only in minimum denominations of $1,000 and any integral multiple thereof.

Section 2.03 Form and Dating. (a) The Notes and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

(b) Global Notes.

(i) All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, DTC (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. A Global Note may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interest in a Global Note may be held directly through the Depositary if such Holder is a participant in the Depositary, or indirectly through organizations that are participants in the Depositary. Transfers between participants shall be effected in the ordinary way in accordance with Applicable Procedures and shall be settled in clearing house funds. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(ii) Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases, repurchases or conversions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with Applicable Procedures and shall be made on the records of the Trustee and the Depositary.

(c) Certificated Notes. Notwithstanding anything to the contrary in Section 2.14(b) of the Base Indenture, beneficial interests in a Global Note may be exchanged for certificated Notes:

(i) If (x) the Depositary for such Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (y) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable;

(ii) If an Event of Default has occurred and is continuing; or

(iii) If the holder of such beneficial interest and the Company agree to such exchange.

Section 2.04 Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for conversion (the “Conversion Agent”). The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of the Conversion Agent. If at any time the Company shall fail to maintain the Conversion Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations may be made at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Notes.

Section 2.05 Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitute and shall constitute a general unsecured senior obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any existing and future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

Section 2.06 Further Issues; Repurchases. The Company may, without the consent of the Holders, issue Additional Notes in an unlimited aggregate principal amount under the Indenture with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such Additional Notes and the first Interest Payment Date); provided, that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will be identified by a separate CUSIP number or by no CUSIP number. In addition, the Company may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws without giving prior notice to or obtaining any consent of the Holders. The Company shall cause any Notes repurchased by the Company pursuant to the foregoing sentence or otherwise (other than Notes repurchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the Trustee for cancellation and such Notes will no longer be Outstanding under the Indenture upon their repurchase.

ARTICLE III.

PARTICULAR COVENANTS OF THE COMPANY

Subject to Section 1.02 and except as provided in this Article III, the provisions of Article IV of the Base Indenture, as supplemented by the provisions of this Third Supplemental Indenture, shall apply to the Notes.

Section 3.01 Payment of Principal and Interest; Method of Payment. This Section 3.01 shall, with respect to the Notes, replace Section 4.01 of the Base Indenture in its entirety.

The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

(a) The Notes will bear interest at a rate of 5.625% per year. Interest on the Notes will accrue from and including the initial date of issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date beginning January 15, 2019 (or such other date as may be set forth in the certificate representing the applicable Note). Pursuant to Section 7.02 of this Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

(b) Interest will be paid to the person in whose name a Note is registered at the Close of Business on January 1 or July 1, as the case may be (the “Regular Record Date”), immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

(c) The Company will pay the principal of certificated Notes at the office or agency designated by the Company. The Company has initially designated a Corporate Trust Office of the Trustee as its Paying Agent and Registrar as a place where Notes may be presented for payment for or registration of transfer. The Company will pay any interest on any certificated Note to the Holder of such Note (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company shall pay the principal of, and interest on Global Notes in immediately available funds to the Depositary.

Section 3.02 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.02 that such Paying Agent will:

(i) comply with the duties applicable to a paying agent under the TIA; and

(ii) during the continuance of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company shall, on or before each due date of the principal of (excluding any Fundamental Change Repurchase Price with respect to), or interest on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 3.02 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.02, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 3.02 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.02 is subject to Section 8.05 of the Base Indenture.

(e) The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 3.03 SEC Filings and Reports. This Section 3.03 shall, with respect to the Notes, replace Section 4.02 of the Base Indenture in its entirety.

The Company covenants that any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or to otherwise comply with Section 314(a) of the TIA shall be filed by the Company (with a copy to the Trustee) within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any other similar or successor provision). Documents filed by the Company pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.03. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.04 Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 7.02, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE IV.

REPURCHASE AT OPTION OF THE HOLDER

Section 4.01 Repurchase at the Option of the Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, the Holders shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a Business Day (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date, in which case (x) the Company will pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on such Regular Record Date; and (y) the Fundamental Change Repurchase Price will not include such accrued and unpaid interest. Any Notes repurchased by the Company will be paid for in cash.

Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are Global Notes, a notice that complies with the Applicable Procedures, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and

(ii) delivery or book-entry transfer of the Notes (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder in accordance with Section 4.01(d).

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.

Any certificated Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such certificated Note without service charge, a new certificated Note or new certificated Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the certificated Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 15th day following such occurrence, the Company shall provide to all Holders and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right, if any, at the option of the Holders arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify:

(i) the events causing the Fundamental Change and whether such Fundamental Change also constitutes a Make-Whole Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise its repurchase rights under Section 4.01, if applicable;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) that the Notes are eligible to be converted, the applicable Conversion Rate and any related adjustments to the applicable Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures the Holder must follow to require the Company to repurchase its Notes under Section 4.01, if applicable.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c) A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the Close of Business on the second scheduled Trading Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i) the principal amount of the withdrawn Notes, which must be $1,000 or an integral multiple thereof;

(ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

(d) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes properly surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such

Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 4.01), or (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.01 in accordance with the provisions in Section 3.01(c). The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date, as applicable, falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or book-entry transfer of the Notes.

(f) No Notes may be repurchased at the option of Holders on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

(g) In connection with any repurchase offer upon the occurrence of a Fundamental Change, the Company shall, if required:

(i) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified in this Indenture.

(h) Notwithstanding anything to the contrary in this Article IV, the Company will not be required to make an offer to repurchase the Notes upon a Fundamental Change if a third party makes such an offer to repurchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Article IV applicable to an offer to repurchase made by the Company and such third party purchases all Notes properly tendered and not validly withdrawn under such offer.

ARTICLE V.

CONVERSION OF NOTES

Section 5.01 Right to Convert. Subject to and upon compliance with the procedures for conversion set forth in this Article V, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount which is $1,000 or a multiple thereof, into Common Stock at the applicable Conversion Rate, at any time prior to the Close of Business on the second Scheduled Trading Day prior to the Stated Maturity, unless the Notes have been previously repurchased or redeemed by the Company, only upon satisfaction of the conditions precedent to conversion described in Section 5.02 and subject to the Ownership Limitation set forth in Section 5.03(b). The number of shares of Common Stock issuable and cash payable, if any, upon conversion of a Note shall be determined as set forth in Section 5.03.

Section 5.02 Conversion Procedures. The following procedures shall apply to the conversion of Notes:

(a) In respect of Notes held in certificated form, a Holder must (i) complete and manually sign the conversion notice attached to the Note (the “Conversion Notice”), or facsimile of such Conversion Notice; (ii) deliver such Conversion Notice, which is irrevocable, and the Note to the Conversion Agent at the office maintained by the Conversion Agent for such purpose; (iii) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent or stock transfer agent; (iv) if required pursuant to Section 5.08 below, pay all transfer or similar taxes; and (v) if required pursuant to Section 5.03(c) below, pay funds equal to interest payable on the next Interest Payment Date.

(b) In respect of a beneficial interest in a Global Note, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required pursuant to Section 5.03(c), pay funds equal to interest payable on the next Interest Payment Date, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements, as applicable, is the “Conversion Date” hereunder.

No Conversion Notice with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 4.01. A Holder’s right to convert its Notes that are subject to such Fundamental Change Repurchase Notice will terminate at the Close of Business on the second Scheduled Trading Day immediately preceding the relevant Fundamental Change Repurchase Date.

Upon surrender of a certificated Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new certificated Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date, and the Person in whose name any shares of Common Stock shall be issuable upon conversion will become a stockholder of record as of the Close of Business on the Conversion Date.

Section 5.03 Settlement Upon Conversion.

(a) Settlement. Subject to this Section 5.03, (i) upon any conversion of any Note, the Company shall deliver a number of shares of Common Stock equal to (A) (x) the aggregate principal amount of Notes to be converted, divided by (y) $1,000, multiplied by (B) the applicable Conversion Rate in effect on the related Conversion Date; and (ii) subject to Section 5.04, such delivery will be made either (A) on or prior to the second Trading Day immediately following such Conversion Date; or (B) if such Conversion Date occurs on or after the Regular Record Date corresponding to the final Interest Payment Date (i.e., July 1, 2024), on the Stated Maturity (or, if the Stated Maturity is not a Business Day, the next following Business Day).

(b) Limitation on Shares of Common Stock Deliverable Upon Conversion. Notwithstanding anything to the contrary in the Indenture, no Holder will be entitled to receive shares of the Common Stock upon conversion of Notes to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder violating the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion is not made, in whole or in part, because such delivery would result in a violation of the Ownership Limitation, the obligation of the Company to make such delivery shall not be extinguished, and the Company will make such delivery as promptly as practicable after any such Holder gives notice to the Company that such delivery would not result in a violation of the Ownership Limitation.

(c) Payment of Interest Upon Conversion.

(i) Upon conversion, Holders shall not receive any separate cash payment or shares of Common Stock for accrued and unpaid interest, except as provided in Section 5.03(c)(ii). Upon conversion, the Company’s delivery of shares of Common Stock and cash, if any, will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date rather than cause such obligation to be cancelled, extinguished or forfeited.

(ii) Notwithstanding Section 5.03(c)(i), if the Conversion Date for any Note to be converted occurs after the Regular Record Date, Holders of record of such Note at the Close of Business on such Regular Record Date will receive, on or before the corresponding Interest Payment Date, interest payable on such Note on such Interest

Payment Date notwithstanding the conversion. Notes surrendered for conversion with a Conversion Date occurring after any Regular Record Date and on or before the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on such Interest Payment Date for the Notes so converted; provided, however, that no such payment need be made:

(A) if the Company has specified a Redemption Date that is after such Regular Record Date for the payment of interest and on or prior to the Business Day immediately following such Interest Payment Date;

(B) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the Business Day immediately following such Interest Payment Date;

(C) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes; or

(D) in respect of any conversions with a Conversion Date that occurs after the Regular Record Date immediately preceding the Stated Maturity.

Therefore, for the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Stated Maturity will receive the full interest payment due on the Stated Maturity regardless of whether their Notes have been converted following such Regular Record Date.

(d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon conversion of the Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion (and the number of fractional shares of Common Stock, if any, for which cash shall be delivered) shall, subject to the Applicable Procedures, be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share of Common Stock shall be determined (calculated to the nearest 1/10,000th of a share) by the Last Reported Sale Price of Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day).

(e) Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will, subject to the Applicable Procedures, calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date.

(f) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

Section 5.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), solely as a result of holding the Notes, and at the same time and upon the same terms as holders of Common Stock participate, in any of the transactions described below without having to convert their Notes, as if such Holders had held a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or the Company effects a share split or share combination (in each case, excluding a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.05 will apply), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as the case may be; and

OS1	=	the number of the shares of Common Stock that will be outstanding immediately after giving effect to such dividend or distribution or such share split or combination, as the case may be.

Any adjustment made to the Conversion Rate under this Section 5.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution or immediately after the Open of Business on the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 5.04(a) is declared but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than (i) as a result of a share combination or (ii) with respect to the Company’s right to readjust the Conversion Rate).

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 days after the Record Date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution (other than rights issued or otherwise distributed pursuant to a preferred stock rights plan, as to which Section 5.04(c) and Section 5.04(g) will apply), the Conversion Rate will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Any increase in the Conversion Rate made pursuant to this Section 5.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Close of Business on the Record Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect if the Record Date for such issuance had not occurred. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities to all or substantially all holders of Common Stock, excluding:

(i) dividends, distributions, rights, options or warrants as to which an adjustment was effected (or would be effected without regard to the Deferral Exception) pursuant to Section 5.04(a) or (b) above;

(ii) rights issued or otherwise distributed pursuant to a preferred stock rights plan, except to the extent provided in Section 5.04(g);

(iii) dividends or distributions paid exclusively in cash and as to which an adjustment was effected (or would be effected without regard to the Dividend Threshold Amount, and without regard to the Deferral Exception) pursuant to Section 5.04(d) below;

(iv) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.05 will apply; and

(v) Spin-Offs as to which the provisions set forth below in this Section 5.04(c) shall apply;

then the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value, as determined by the Board of Directors, of the shares of Capital Stock, evidences of indebtedness, assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities to be distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase in the Conversion Rate made under the portion of this clause (3) above will become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be immediately decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate). Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive upon conversion, in respect of each $1,000 principal amount of Notes held by such Holder, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the distribution.

With respect to an adjustment made in the Conversion Rate pursuant to this Section 5.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted on a U.S. national securities exchange (or will be so listed or quoted when issued) (the foregoing being referred to as a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date of such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price set forth above as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any increase in the Conversion Rate made under the preceding paragraph shall be determined as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off; provided, however, that in respect of any conversion with a Conversion Date that occurs during the Valuation Period, the Company will, if necessary, delay the settlement of such conversion until the second Trading Day immediately after the last Trading Day of the Valuation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

(d) If the Company pays any cash dividends or distributions to all or substantially all holders of Common Stock (other than a regularly scheduled cash dividend that does not exceed the Dividend Threshold Amount per share of the Company’s Common Stock), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the dividend threshold amount, which shall initially be $0.30 per share per fiscal quarter, adjusted as described below to take into account events that cause adjustments to the Conversion Rate and as further adjusted to account for any change in the frequency of payment by the Company of its regular cash dividend; provided that the dividend threshold amount shall be deemed to be zero if such dividend or distribution is not a regularly scheduled dividend by the Company (the “Dividend Threshold Amount”); and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Any increase in the Conversion Rate made under this clause (d) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

Whenever the Conversion Rate is adjusted pursuant to the provisions described in clauses (a), (b), (c) or (e) of this Section 5.04, the Dividend Threshold Amount shall be adjusted by multiplying it by a fraction, the numerator of which is the Conversion Rate prior to adjustment and the denominator of which is the Conversion Rate following such adjustment.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive upon conversion, for each $1,000 principal amount of Notes held by such Holder, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such dividend or distribution.

(e) If the Company or any Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Company’s Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (before giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any increase in the Conversion Rate made pursuant to this Section 5.04(e) shall be determined as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Close of Business on the Expiration Date; provided, however, that in respect of any conversion where the Conversion Date occurs during the Tender/Exchange Offer Valuation Period, the Company will, if necessary, delay the settlement of such conversion until the second Trading Day immediately after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

(f) Notwithstanding anything to the contrary in the Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Record Date pursuant to pursuant to clause (a), (b), (c), (d) or (e) of Section 5.04;

(ii) a Note is to be converted;

(iii) the Conversion Date for such conversion occurs on such Record Date;

(iv) the consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution,

then (x) such Conversion Rate adjustment will not be given effect for such conversion; and (y) the shares of Common Stock, if any, issuable upon such conversion based on such unadjusted Conversion Rate will be entitled to participate in such dividend or distribution.

(g) To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any Common Stock, the rights under the stockholder rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders its Common stock, shares of its Capital Stock, evidences of indebtedness or assets as described in clause Section 5.04(c) above, subject to re-adjustment in the event of the expiration, termination or redemption of such rights. For the avoidance of doubt, the issuance or adoption of any such rights will not result in an adjustment to the Conversion Rate unless and until such rights have separated from the Common Stock, in which case an adjustment to the Conversion Rate will be made pursuant to Section 5.04(c) as provided in the immediately preceding sentence.

(h) Except as provided herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. Except as provided in Sections 5.04(a) through (e), (g), (i) and (j), and Section 5.07, the Company shall not adjust the Conversion Rate. Without limiting the foregoing, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Notes were first issued;

(iv) upon the issuance of any shares of Common Stock for cash or as consideration in a merger, purchase or similar transaction;

(v) for a change in the par value of Common Stock;

(vi) upon any repurchase of shares of Common Stock in the open market or in privately negotiated transactions by the Company (including by way of accelerated share repurchase or other derivatives), in each case other than in transactions described under clause Section 5.04(e) above; or

(vii) for accrued and unpaid interest.

(i) In addition to those adjustments required by Sections 5.04(a) through (e) above, and to the extent permitted by law and subject to the listing standards of The New York Stock Exchange, the Company may from time to time increase the Conversion Rate by any amount for a period of at least 20 days, if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to Holders a notice of the increased Conversion Rate and the period during which it will be in effect at least 15 days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law. In addition, subject to the listing standards of The New York Stock Exchange, the Company may also, but is not required to, increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock or rights to acquire shares of Common Stock or similar event.

(j) Adjustments to the applicable Conversion Rate shall be calculated to the nearest one ten-thousandth (1/10,000th) of a share. If any adjustment of the Conversion Rate is less than 1% of the applicable Conversion Rate, such adjustment will be carried forward and the adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with the original adjustment, aggregate to at least 1% of the applicable Conversion Rate, provided, however, that any carried forward adjustment will be made upon conversion of any Note, but solely with respect to the converted Note, regardless of the 1% threshold.

Section 5.05 Recapitalizations, Reclassifications and Changes of Shares of Common Stock. In the event of:

(a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or combination);

(b) a consolidation, merger or combination involving the Company;

(c) a sale or conveyance to another person of all or substantially all of the Company’s property and assets; or

(d) any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property or assets (including cash or any combination thereof) (such an event, a “Common Stock Change Event,” and such cash, securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, at and after the effective time of such Common Stock Change Event: (i) the consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in Article V (or in any related definitions) were instead a reference to the same number of Reference Property Units; (ii) for purposes of the definition of “Ex-Dividend Date” and “Record Date,” the term “Common Stock” will be deemed to refer to any class of securities forming part of such Reference Property; (iii) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “Common Equity” will be deemed to mean the Common Equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and (iv) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. Dollars, the face amount thereof).

For purposes of the foregoing, if the Reference Property of a Common Stock Change Event consists of more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit will be determined based on (i) the weighted average of the types and amounts of Reference Property received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amount of consideration actually received by such holders. If such Common Stock Change Event also constitutes a Fundamental Change, a Holder may require the Company to repurchase all or a portion of its Notes to the extent provided in Section 4.01. The Company shall notify Holders and the Trustee of the composition of the Reference Property Unit as soon as practicable after such determination is made.

The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.05. The above provisions of this Section shall similarly apply to successive Common Stock Change Events.

On or before the effective date of each Common Stock Change Event, the Company shall execute with the Trustee a supplemental indenture permitted under Article X giving effect to the provisions of Section 5.05 with respect to such Common Stock Change Event.

Section 5.06 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices over a span of multiple days (including with respect to the “Stock Price” for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or Expiration Date, as applicable, of the event occurs, at any time during the period during which such prices are to be calculated.

Section 5.07 Adjustment to Shares Delivered Upon Conversion Upon Make-Whole Fundamental Changes.

(a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Stated Maturity and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Date for such conversion occurs during the period from, and including, the Effective Date up to, and including, the second scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 30th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) The number of Additional Shares by which the Conversion Rate will be increased in the event of a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the price (the “Stock Price”) paid per share of Common Stock in the Make-Whole Fundamental Change. If the holders of Common Stock receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date of the Make-Whole Fundamental Change.

(c) The Stock Prices set forth in the first row (i.e., the column headers) of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Sections 5.04(a) through (e).

(d) The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) if the Stock Price is between two stock price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock prices and the two dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $22.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate; and

(iii) if the Stock Price is less than $16.60 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 60.2409 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 5.04.

(e) If a Holder of Notes elects to convert its Notes prior to the Effective Date of any Fundamental Change, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.

(f) Any conversion that entitles the converting Holder to an increase in the Conversion Rate as described in this Section 5.07 shall be settled as described under Section 5.03.

Section 5.08 Taxes on Shares Issued. Any issue of shares of Common Stock upon conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock upon conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such shares of Common Stock unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.09 Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, sufficient Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

Section 5.10 Responsibility of Trustee. Neither the Conversion Agent nor the Trustee has any duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine whether a supplemental indenture needs to be entered into or the correctness of any provisions contained in any supplemental indenture entered into and may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall be responsible for making any calculations under this Article V nor for monitoring the price of the Common Stock.

Section 5.11 Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article V shall be conclusive if made in good faith, absent manifest error.

ARTICLE VI.

REDEMPTION; NO SINKING FUND

Subject to Section 1.02, the provisions of Article III of the Base Indenture, as supplemented by the provisions of this Third Supplemental Indenture, shall apply to the Notes.

Section 6.01 Right of the Company to Redeem the Notes. Notwithstanding anything to the contrary in Article III of the Base Indenture, the Company may not redeem the Notes at its option prior to the Stated Maturity, except to the extent, and only to the extent, necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes. If the Company determines that redeeming the Notes is necessary to preserve such status, then the Company may redeem, on a Business Day (the “Redemption Date”) of the Company’s choosing that is no more than 60, nor less than 30, calendar days after the date the related redemption notice is sent pursuant to Section 6.02, all or part (in a principal amount that is an integral multiple of $1,000) of the Notes at a cash price (the “Redemption Price”) equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that if the Redemption Date for a Note is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, then (x) the Company will pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Note on such Interest Payment Date to the Holder of such note at the Close of Business on such Regular Record Date; and (y) the Redemption Price will not include such accrued and unpaid interest. Notwithstanding anything to the contrary in this Section 6.01, no Notes may be redeemed on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Redemption Price with respect to such Notes).

Section 6.02 Notice of Redemption. The last sentence of Section 3.01, and the first sentence of Section 3.03, of the Base Indenture will not apply to the Notes. The Company will send to each applicable Holder notice of any redemption pursuant to Section 6.01 containing (i) the information set forth in clauses (a) through (e), inclusive, and (g) of Section 3.03 of the Base Indenture; and (ii) the following additional information: (w) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, will cease to accrue on and after the Redemption Date (except as provided in Section 6.01 with respect to a Redemption Date that is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date); (x) that the right of any Holder of such Note to convert such Note will expire at the Close of Business on the Business Day immediately before the Redemption Date; (y) a brief summary of the procedures a Holder must follow to convert such Note; and (z) the current Conversion Rate (and any adjustments thereto that have been deferred, and not given effect, pursuant to the Deferral Exception). Each notice of redemption, once sent, will be irrevocable, subject to the right of Holders to convert any Notes called for redemption.

Section 6.03 Partial Redemptions. If only a portion of a Note is subject to redemption pursuant to Section 6.01 and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to redemption. For purposes of the Notes, each reference to $2,000 in Section 3.02 of the Base Indenture will be deemed to be replaced with $1,000.

Section 6.04 No Sinking Fund. Article XI of the Base Indenture shall not apply to the Notes.

ARTICLE VII.

REMEDIES

Section 7.01 Events of Default.

(a) The provisions of this Article VII shall, with respect to the Notes, supersede in its entirety Article VI of the Base Indenture.

(b) “Event of Default,” wherever used herein, means any one of the following events:

(i) default in the payment of any interest on any Note when it becomes due and payable and such default continues for a period of 30 days;

(ii) default in the payment of the principal of any Note when due and payable at its Stated Maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(iii) default in the Company’s obligation to deliver the consideration required to be delivered upon conversion of the Notes, and such default continues for five Business Days;

(iv) failure by the Company to comply with its obligations under Article VIII; or

(v) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 4.01;

(vi) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(vii) default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed (other than non-recourse debt of a Subsidiary of the Company) in excess of $25,000,000 in the aggregate of the Company and/or such Subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 60 days or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 60 days;

(viii) a final judgment for the payment of $25,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any of its Subsidiaries, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(ix) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(x) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 7.02 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest on all Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall become due and payable immediately. However, upon an Event of Default arising out of Sections 7.01(b)(ix) and (x) (except, in either case, with respect to any Significant Subsidiary), the aggregate principal amount and accrued and unpaid interest shall be due and payable immediately without notice from the Trustee or Holders.

Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Company to comply with its obligations as set forth in Section 3.03 (any such Event of Default, a “Reporting Event of Default”) shall, for the first 365 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 185-day period on which such Reporting Event of Default is continuing beginning on, and including, the date on which such Reporting Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Reporting Event of Default is continuing beginning on, and including, the 181st day on which such Reporting Event of Default is continuing. If the Company so elects, the Additional Interest shall be payable as provided in Section 3.04. On the 366th day after such Reporting Event of Default (if the Reporting Event of Default is not cured or waived prior to such 366th day), the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately (and, for the avoidance of doubt, Additional Interest will cease to accrue). The provisions described in this Section 7.02 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay such Additional Interest when due, the Notes shall be immediately subject to acceleration as provided above. In no event shall Additional Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in this paragraph, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this paragraph. With regard to any Reporting Event of Default, no Additional Interest shall accrue after such Reporting Event of Default has been cured.

(b) If the Company elects to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of a Reporting Event of Default, the Company shall notify in writing the Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in the first paragraph of Section 7.02(a) above.

Section 7.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of any Note when due and payable at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.04 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of the Base Indenture.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 7.06 Application of Money Collected. Subject to Article V, any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07 of the Base Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

THIRD: The balance, if any, to the Company.

Section 7.07 Limitation on Suits. Subject to Section 7.08, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c) such Holders have offered to the Trustee security or indemnity and/or security satisfactory to it against the loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee has not complied with such request for 60 days after its receipt of such notice and offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, inconsistent with such written request within such 60-day period, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 7.08 Unconditional Right of Holders to Receive Principal and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note when due and to convert such Note in accordance with Article V and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 7.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 7.12 Control by Holders. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture and shall not be unduly prejudicial to the rights of any other Holder or result in personal liability to the Trustee, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture;

and provided, further that, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense.

Section 7.13 Waiver of Past Defaults and Rescission. The Holders of a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes:

(a) waive any existing Default or Event of Default hereunder and its consequences, except a Default:

(i) in the payment of the principal of or accrued and unpaid interest on any Note that remains uncured, or

(ii) in respect of the failure to deliver amounts due upon conversion of a Note in accordance with Section 5.01 hereunder, and

(b) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VII provided, rescind and annul any such declaration of acceleration with respect to the Notes and its consequences, if:

(i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction, and

(ii) all existing Events of Default (other than nonpayment of the principal of or accrued and unpaid interest on any Note or a failure to deliver amounts due upon conversion of a Note in accordance with Section 5.01 hereunder) have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the TIA; provided, that neither this Section nor the TIA shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, to any suit by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes or in any suit for the enforcement of the right to convert any Note in accordance with Article V or for the enforcement of the payment of the principal of or interest on any Note on or after the maturity of such Note, including the Stated Maturity expressed in such Note.

Section 7.15 Notice of Default. The provisions of this Section 7.15 shall, with respect to the Notes, supersede in its entirety the second paragraph of Section 4.03 of the Base Indenture.

The Company shall deliver to the Trustee, within 30 days after the occurrence of any events that constitute a Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, the status such events and what action the Company is taking or proposes to take with respect thereof. For purposes of the Notes, the term “mail” in the first sentence of Section 7.05 of the Base Indenture will be deemed to be replaced with the term “send.”

Section 7.16 Interest on Overdue Payments. Payments of any Fundamental Change Repurchase Price, Redemption Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

ARTICLE VIII.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01 Company May Consolidate, Etc., Only on Certain Terms. This Section 8.01 shall, with respect to the Notes, supersede in its entirety Section 5.01 of the Base Indenture.

The Company shall not consolidate with or merge with or into, or sell, lease or otherwise transfer all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless:

(i) the resulting, surviving or transferee Person, if other than the Company, is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person, if not the Company, shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, all obligations of the Company under the Notes and this Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(iii) the Company, or the successor Person if other than the Company, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease or transfer (and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture) comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02 Successor Substituted. This Section 8.02 shall, with respect to the Notes, supersede in its entirety Section 5.02 of the Base Indenture.

Upon any transaction referred to in Section 8.01 in accordance therewith, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company will (other than in the case of a lease) be released from all obligations and covenants under this Indenture and the Notes.

ARTICLE IX.

SATISFACTION AND DISCHARGE

Section 9.01 Satisfaction and Discharge of Indenture.

(a) Subject to this Article IX, the provisions of Article VIII of the Base Indenture, as supplemented by the provisions of this Third Supplemental Indenture, shall apply to the Notes.

(b) Sections 8.01, 8.03 and 8.04 of the Base Indenture shall not apply to the Notes. For the avoidance of doubt, Section 8.02 of the Base Indenture shall apply to the cash and/or shares of Common Stock (or, if applicable, other Reference Property) deposited with the Trustee pursuant to Section 9.01(c) and all money or other assets received by the Trustee in respect of shares of Common Stock (or, if applicable, other Reference Property) deposited with the Trustee pursuant to Section 9.01(c).

(c) When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash or shares of Common Stock (or, if applicable, other Reference Property), as applicable, sufficient to pay at the Stated Maturity, upon conversion of, or upon any Fundamental Change Date or Redemption Date with respect to, all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such Stated Maturity, Fundamental Change Repurchase Date or Redemption Date, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (B) rights hereunder of Holders to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (C) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the reasonable cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture, and if money shall have been deposited with the Trustee pursuant to this Section 9.01(c), the provisions of Sections 2.04, 2.07, 2.08, 8.02 and 8.05 of the Base Indenture shall survive.

ARTICLE X.

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures. Subject to Section 1.02, the provisions of Article IX of the Base Indenture, as supplemented by the provisions of this Third Supplemental Indenture, shall apply to the Notes.

Any Notes held by the Company or any of its Affiliates shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the Holders of the requisite aggregate principal amount of the outstanding Notes have consented to a modification, amendment or waiver of the terms of the Indenture.

Section 10.02 Supplemental Indentures Without Consent of Holders. This Section 10.02 shall, with respect to the Notes, supersede Section 9.01 of the Base Indenture in its entirety.

Notwithstanding anything to the contrary in Section 10.03, without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee and the Company and/or amend the Notes, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency; including to eliminate any conflict with the terms of the TIA;

(b) to provide for the assumption of the Company’s obligations under this Indenture by a successor pursuant to Article VIII;

(c) to provide any security for or add guarantees with respect to the Notes;

(d) to issue Additional Notes pursuant to Section 2.03;

(e) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to provide for conversion of the Notes into Reference Property pursuant to Section 5.05;

(g) to make any other change that does not adversely affect in any material respect the rights of any Holder of outstanding Notes (other than any Holder that consents to such change);

(h) to comply with any requirement of the SEC in connection with any qualification of this Indenture under the TIA;

(i) to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Company’s preliminary prospectus supplement dated June 19, 2018 relating to the offering of the Notes, as supplemented by the Company’s free writing prospectus dated June 20, 2018 relating thereto;

(j) to evidence or provide for the acceptance of the appointment of a successor Trustee; or

(k) to comply with the Applicable Procedures of the Depositary.

Section 10.03 Supplemental Indentures with Consent of Holders. This Section 10.03 shall, with respect to the Notes, supersede Sections 9.02 and 9.03 of the Base Indenture in their entirety. With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, of modifying in any manner the rights of the Holders under this Indenture or waiving any past Default or compliance with any provisions of this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a) reduce the amount of the Notes the Holders of which must consent to a supplement to this Indenture;

(b) reduce the rate, or extend the stated time for payment, of interest (other than Additional Interest) on any Note;

(c) reduce the principal, or extend the Stated Maturity, of any Note;

(d) make any change that adversely affects the conversion rights of any Note;

(e) reduce any Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes, the Company’s right to redeem the Notes or its obligation to repurchase the Notes in connection with a Fundamental Change, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or interest in respect of any Note;

(g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h) adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(i) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions if such change adversely affects the rights of the Holders of the Notes.

It shall not be necessary for any Act or consent of Holders under this Section 10.03 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 10.04 Notices of Supplemental Indentures. After a supplement under this Article X becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Governing Law. This Section 11.01 shall, with respect to the Notes, supersede Section 10.10 of the Base Indenture in its entirety. This Indenture and the Notes shall be governed by, and construed under, the laws of the State of New York.

Section 11.02 Calculations in Respect of Notes. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for hereunder and under the Notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the Last Reported Sale Price, accrued interest payable on the Notes and the Conversion Rate on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder.

Section 11.03 No Representations or Warranties by the Trustee. The Trustee makes no representations or warranties with respect to the validity or sufficiency of this Third Supplemental Indenture.

Section 11.04 Payments on Business Days Only. This Section shall, with respect to the Notes, replace the last sentence of Section 10.07 of the Base Indenture in its entirety.

If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest will accrue for such intervening period. If the Stated Maturity falls on a day that is not a Business Day, the required payment of interest and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for such intervening period.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

REDWOOD TRUST, INC.

By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: Executive Vice President, General Counsel, and Secretary

[Signature Page to the Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Vice President

[Signature Page to the Third Supplemental Indenture]

Schedule A

Make-Whole Table

The following table sets forth the hypothetical Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of the Notes in the event of a Make Whole Fundamental Change:

	Stock Price
Effective Date	$16.60	$17.00	$17.50	$18.00	$19.00	$20.00	$21.00	$22.00
June 25, 2018	5.4764	4.7173	3.8772	3.1490	1.9863	1.1528	0.5841	0.2265
July 15, 2019	5.4764	4.6973	3.8266	3.0728	1.8724	1.0158	0.4347	0.0730
July 15, 2020	5.4764	4.8510	3.9396	3.1516	1.9002	1.0123	0.4151	0.0478
July 15, 2021	5.4764	4.9583	3.9991	3.1722	1.8672	0.9526	0.3490	0.0000
July 15, 2022	5.4764	4.9540	3.9365	3.0652	1.7089	0.7829	0.1945	0.0000
July 15, 2023	5.4764	4.7309	3.6269	2.7006	1.3188	0.4476	0.0000	0.0000
July 15, 2024	5.4764	4.0590	2.3784	0.7911	0.0000	0.0000	0.0000	0.0000

SA-1

Exhibit A

[FORM OF FACE OF NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.]1

[1]	This legend is to be included only if the Note is a Global Note.

Redwood Trust, Inc.

5.625% Convertible Senior Notes due 2024

No. [ ]	[Initially][2] U.S. $[ ]

[CUSIP:    [    ]]

[ISIN:    [    ]]

Redwood Trust, Inc., a corporation duly incorporated and validly existing under the laws of the State of Maryland (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] U.S. Dollars ($[    ]) [(which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture)]2 on July 15, 2024.

The original issue date of this Note is [    ].

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Note shall be governed by, and construed under, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

[2]	This legend is to be included only if the Note is a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

REDWOOD TRUST, INC.

By:
Name:
Title:

Date:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL

ASSOCIATION, as Trustee, certifies that this

is one of the Notes described in the within-

mentioned Indenture.

By:
Name:
	Title:	Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF NOTE]

Redwood Trust, Inc.

5.625% Convertible Senior Notes due 2024

This Note is one of a duly authorized issue of 5.625% Convertible Senior Notes due 2024 (the “Notes”) of the Company issued under an indenture, dated as of March 6, 2013 (as amended, modified and supplemented by the third supplemental indenture, dated as of June 25, 2018 (the “Third Supplemental Indenture”), the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

This Note shall bear interest at a rate of 5.625% per annum on the principal amount. Interest on this Note shall accrue from the original date of issuance or from the most recent date to which interest has been paid or duly provided for, as the case may be. Interest will be due and payable semi-annually, in arrears, on each January 15 and July 15 of each year, beginning on [January 15, 2019], to the person in whose name a Note is registered at the Close of Business on the immediately preceding January 1 and July 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. As used in this Note, references to interest on the Notes will be deemed to include Additional Interest, if any, unless otherwise stated or unless the context requires otherwise.

Interest will cease to accrue on the Notes upon payment of the Notes in full at Stated Maturity, conversion of the Notes or repurchase by the Company at the option of the Holder upon the occurrence of a Fundamental Change.

2.	Method of Payment.

Payment of the principal of the Notes shall be made at the office or agency of the Paying Agent, Registrar and Conversion Agent designated by the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in accordance with Section 3.01(c) of the Third Supplemental Indenture.

3.	Paying Agent, Registrar and Conversion Agent.

Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change the Paying Agent, Registrar and Conversion Agent without prior notice to the Holders of the Notes. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent.

4.	Ranking; No Limitation on Debt Incurrence.

The Notes are general unsecured senior obligations of the Company. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured.

5.	Repurchase by the Company at the Option of the Holder Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of any Holder, all or any portion of the Notes held by such Holder upon a Fundamental Change in principal amounts of $1,000 or integral multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw (in whole or in part) any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

6.	Redemption.

The Notes will be subject to redemption at the Company’s option only as provided in Article VI of the Third Supplemental Indenture.

7.	Conversion.

Subject to the provisions of the Indenture (including without limitation the conditions of conversion of Notes set forth in Article V of the Third Supplemental Indenture), the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into shares of Common Stock and an amount in cash, if any, at the Conversion Rate specified in the Indenture. The initial Conversion Rate is 54.7645 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial Conversion Price of approximately $18.26 per share of Common Stock), subject to adjustment in certain events described in the Indenture.

No fractional shares of Common Stock will be issued upon any conversion. The Company shall make payment of an amount in cash, as provided in the Indenture, in respect of any fraction of a share of Common Stock which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Notwithstanding anything to the contrary in the Indenture, no Holder will be entitled to receive shares of the Common Stock upon conversion of Notes to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion is not made, in whole or in part, because such delivery would result in a violation of the Ownership Limitation, the obligation of the Company to make such delivery shall not be extinguished, and the Company will make such delivery as promptly as practicable after any such Holder gives notice to the Company that such delivery would not result in a violation of the Ownership Limitation.

8.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without interest coupons, in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

10.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Notes or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing Default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived, except in certain circumstances described in the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes in the circumstances set forth in the Indenture.

11.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Notes then outstanding, plus accrued and unpaid interest, may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Notes plus accrued and unpaid interest shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

12.	Authentication.

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

13.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

14.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

This Note shall be governed by, and construed under, the laws of the State of New York.

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, purchases, repurchases or conversions of a part of this Global Note have been made:

Date of Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian	Decrease in Principal Amount of this Global Note	Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase

[3]	This schedule is to be included only if the Note is a Global Note.

ASSIGNMENT FORM

If you want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _________________	Signed: ________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

CONVERSION NOTICE

If you want to exercise the option to convert this Note in accordance with the terms of the Indenture referred to in this Note, check the box:  ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000, provided that the portion not so converted is in a minimum principal amount of $1,000):

$_________________________________

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date: __________________	Signed: ____________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Redwood Trust, Inc. Administrator

Telephone: (302) 636-6398

Fax: (302) 636-4145

Re:	Redwood Trust, Inc. (the “Company”)

5.625% Convertible Senior Notes due 2024

This is a Fundamental Change Repurchase Notice as defined in Section 4.01(a) of the Third Supplemental Indenture, dated as of June 25, 2018, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Third Supplemental Indenture,” and the Base Indenture, dated as of March 6, 2013, between the Company and the Trustee, as amended, modified and supplemented by the Third Supplemental Indenture, the “Indenture”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Notes: ________________________

I intend to deliver the following aggregate principal amount of Notes for repurchase by the Company pursuant to Article IV of the Third Supplemental Indenture (integral multiples of $1,000 with a minimum of $1,000):

$_____________________

I hereby agree that the Notes will be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture.

Signed: